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                                                                EXHIBIT NO. 1(a)
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                            CASH RESERVES PORTFOLIO

     This is an AMENDED AND RESTATED DECLARATION OF TRUST of the original Declaration of Trust of the Cash Reserves Portfolio is made this 23rd day of May, 1989 and amended and restated this 13th day of December, 1989 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                                    WITNESSETH

     WHEREAS, the Trustees desire to form a trust fund under the law of New York for the investment and reinvestment of its assets; and

     WHEREAS, it is proposed that the trust assets be composed of funds contributed thereto by the holders of interests in the trust entitled to ownership rights in the trust;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders of interests in the Trust and subject to the provisions hereof, to wit:

                                   ARTICLE I
                                   The Trust

     Trust 1.1. Name. The name of the trust created hereby (the Trust") shall be "Cash Reserves Portfolio", and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or holders of interests in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

     1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

     The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" shall have the meanings given them in the 1940 Act, as amended from time to time.

     "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1 hereof.

     "Book Capital Account" shall mean, for any Holder at any time, the Book Capital Account of the Holder for such day, determined in accordance with generally accepted accounting principles and the provisions of the 1940 Act.

     "Commission" shall mean the Securities and Exchange Commission.

     "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

     "Fiscal Year" shall mean an annual period as determined by the Trustees.

     "Holders" shall mean as of any particular time all holders of record of Interests of the Trust at such time.

     "Institutional Investor(s)" shall mean the following:

          (i) Regulated investment companies for which

             (x) Citibank, N.A. and/or one or more of its affiliates acts as the exclusive shareholder servicing agent(s) and shares of the regulated investment companies are offered exclusively to customers of Citibank, N.A. and/or its affiliates, or

             (y) Citibank, N.A. and/or one or more of its affiliates acts or, but for the Trust agreement, would act as the exclusive investment adviser for the regulated investment companies;

          (ii) Section 501(a) group trusts for which Citibank, N.A. and/or one or more of its affiliates acts as a fiduciary;

          (iii) Section 584 common trust funds maintained by Citibank, N.A. or an affiliate that is a bank; and,

          (iv) Any similar collective investment arrangement for which Citibank, N.A. and/or one of its affiliates acts in a capacity similar to any of those described in clause (i) - (iii) above.

     "Interest(s)" shall mean the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders in this Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such basis, as the Trustees shall from time to time determine, the ratio of each Holders' Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage in, or fraction of, Interests of the Holders, means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders.

     "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

     "Majority Interests Vote" shall mean the vote, at a meeting of the Holders of the Trust, of (A) 67% or more of the Interests present or represented at such meeting, if the Holders of more than 50% of the Interests of the Trust are present or represented by proxy or (B) more than 50% of the Interests of the Trust, whichever is less.

     "Person" shall mean and include the individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Registration Statement" shall mean the currently effective Registration Statement of the Trust under the 1940 Act.

     "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, who are herein referred to as the "Trustees", and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

     "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

     The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                   ARTICLE II
                                    Trustees

     2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

     2.2. Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of Holders, shall (except in the event of resignations, retirements or removals or vacancies pursuant to Section 2.3 or
2.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Subject to the provisions of Section 16(a) of the 1940 Act and except as provided in
Section 2.3 and Section 2.4 hereof, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided.

     2.3. Resignation, Removal and Retirement. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity and failure to comply with such written policies as may from time to time be adopted by at least two-thirds of the Trustees with respect to the conduct of the Trustees and attendance at meetings. Any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, retirement or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

     2.5. Meetinqs. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of Trustees.

     Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

     With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section
1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

     All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

     2.6. Officers; Chairman of the Board. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President shall be and the Secretary and Treasurer may, but need not, be a Trustee.

     2.7. By-Laws. The Trustees may adopt and, from time to time, amend or repeal the By-Laws for the conduct of the business of the Trust.

                                  ARTICLE III
                               Powers of Trustees

     3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     3.2. Investments. The Trustees shall have power to:

          (a) conduct, operate and carry on the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stock, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and, to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine.

     The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     3.4. Sale of Interests. Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to permit persons to purchase Interests and to add to or reduce, in whole or in part, their Interest in the Trust.

     3.5. Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

     3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

     3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     3.8. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

     3.9. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     3.10. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within and without the State of New York, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

                                   ARTICLE IV

           Investment Advisory, Administrative Services and Placement
                               Agent Arrangements

     4.1. Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory and administrative services contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment advisory, administrative, placement agent and/or other services as the Trustees shall, from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any Investment Advisor (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Advisor (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

     4.2. Parties to Contract. Any contract of the character described in
Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to
Section 4.1 above or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.2.

                                   ARTICLE V
                            Limitations of Liability

    5.1. No Personal Liability of Trustees, Officers, Employees, Agents; Liability of Holders; Indemnification. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Each holder shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability, to which such Holder may become subject by reason of his being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which such Holder may become subject by reason of his being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which such Holder may become subject by reasons of his being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liabilitiy which, when compared to the obligations and liabilities imposed on other Holders, is greater than his Interest (proportionate share), and shall reimburse such Holder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Holder under this Section 5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

     5.2. Non-liability of Trustees. etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Holders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     5.3. Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

     5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

     5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgement shall deem advisable.

     5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI
                             Interests of the Trust

     6.1. Interests. The beneficial interest in the property of the Trust shall consist of non-transferable Interests. The Trustees may permit the purchase of Interests but only if the purchaser is an Institutional Investor. Individuals, S corporations, partnerships and grantor trusts that are beneficially owned by an individual, S corporation or partnership may not purchase Interests. Subject to applicable law and to such restrictions as may be adopted by the Trustees, a Holder may increase or decrease its Interest without limitation.

     6.2. Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits, rights or units of the Trust. The Interests shall be personal property giving only the rights in this Declaration specifically set forth.

     6.3. Purchase of or Increase of Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interest of a Holder) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses.

     6.4. Register of Interests. A register shall be kept at the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder. Each such register shall be conclusive as to who are the Holders of the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to him as herein provided, until it has given its address to such other officer or agent of the Trustees as shall keep the said register for entry thereon.

     6.5. Non-Transferability. Interests shall not be transferable.

     6.6. Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

                                  ARTICLE VII
                           Decreases And Withdrawals

     7.1. Decreases and Withdrawals. A Holder shall have the authority to decrease or withdraw its Interest in the Trust, at such Holder's option, subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Article 7.1, decrease or withdraw such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) such amount shall not exceed the reduction in a Holder's Book Capital Account effected by such decrease or withdrawal of its Interest and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII

                     Determination of Book Capital Account
                     Balances, Net Income and Distributions

     8.1 Book Capital Account Balances. The Book Capital Account balances of Holders of the Trust shall be determined daily at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balances for each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or such other person as the Trustees may determine.

     8.2 Distributions and Allocations to Holders. The Trustees shall, in compliance with the regulations promulgated under applicable provisions of the Internal Revenue Code of 1986, as amended (herein the "Code", agree to (i) the daily allocation of income or loss to each Holder of the Trust, (ii) the payment of distributions to Holders and (iii) upon liquidation, the final distribution of items of taxable income and expense. Such agreement shall be set forth in written instructions directed to the Trust's accountants specifying the method by which the Trust will comply with the Code. The Trustees may amend the instructions adopted pursuant to this Section 8.2 from time to time to the extent necessary to comply with the Code or any regulations promulgated thereunder. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligation of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

     8.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust, the allocation of income or the payment of distributions to the Holders of the Trust as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any other order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE IX
                                    Holders

     9.1. Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of the Trust, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of New York on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests of the Trust, present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote of the Holders, present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes.

     9.2. Notice of Meetings. Notice of all meetings of the Holders, stating the time, place and purpose of the meeting, shall be given by the Trustees by mail to each Holder, at his registered address, mailed at least 10 days and not more than 60 days before the meeting. At such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     9.3. Record Date for Meetings. At any meeting of Holders, any Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or payment of distributions or other action, as a record date for the determination of the Persons to be treated as Holders of record for such purposes.

     9.4. Proxies. etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each full Unit shall be entitled to a vote proportionate to its Interest in the Trust. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect to such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect to such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of providing invalidity shall rest on the challenger. If the Holder of any such Unit is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of its Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     9.5. Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semiannually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

     9.6. Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

     9.7. Holder Action by Written Consent. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

                                   ARTICLE X

                        Duration; Termination of Trust;
                            Amendment; Mergers; Etc.

     10.1. Duration. Subject to possible termination or dissolution in accordance with the provision of Section 10.2 and 10.3 respectively, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:

                                                            Date of
         Name                       Address                 Birth

David Cornelius Johnson  752 West End Avenue, Apt. 10J      May 2, 1989
                         New York, NY 10025

Conner Leahy McCabe      100 Parkway Road, Apt. 3C          February 22, 1989
                         Bronxville, NY 10708

Andrea Hellegers         530 E. 84th St., 5H                December 22,1988
                         New York, NY 10028

Emily Charlotte Bond     192 Garth Rd., Apt. 2M             April 22, 1989
                         Scarsdale, NY 10583

Emilie Blair Ruble       30 Fifth Avenue, Apt. 11F          February 24, 1989
                         New York, NY 10011

Brian Patrick Lyons      152-48 Jewel Avenue                January 20, 1989
                         Flushing, NY 11367

Caroline Bolger Cima     11 Beechwood Lane                  December 23, 1988
                         Scarsdale, NY 10583

     10.2. Termination of Trust.

          (a) The Trust may be terminated (i) by the affirmative vote of the Holders of not less than two-thirds of the Interests of the Trust at any meeting of the Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders of not less than two-thirds of such Interests, or (ii) by the Trustees by written notice to the Holders. Upon any such termination,

             (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

             (ii) The Trustees shall proceed to wind up the affairs of the Trust [or such Series] and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote of the Holders of a majority of the Interests entitled to vote.

             (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

          (b) Upon termination of the Trust and distribution to the Holders as herein provided a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interest of all Holders shall thereupon cease.

     10.3 Dissolution. Upon the withdrawal, resignation, retirement, bankruptcy or expulsion of any Holder, the Trust shall be dissolved and terminated effected 120 days after such event. However, the Holders may, by a unanimous affirmative vote of Holders of the Interests of the Trust at any meeting of the Holders or by an instrument in writing without a meeting signed by a majority of the Trustees and consented to by all of the Holders of such Interests, agree to continue the business of the Trust even if there has been a prior dissolution and termination.

     10.4. Amendment Procedure.

          (a) This Declaration may be amended by the vote of Holders of holding more than 50% of the total Interests entitled to vote by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders holding more than 50% of the total Interests entitled to vote. The Trustees may also amend this Declaration without the vote or consent of the Holders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the provisions of the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so.

          (b) No amendment may be made, under Section 10.4(a) above, which would change any rights with respect to any Interest of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the Holders of two-thirds of the Interest of the Trust.

          (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provisions hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     10.5. Merger, Consolidation and Sale of Assets. The Trust, or any series thereof, may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Holders called for the purpose by the affirmative vote of the Holders of not less than two-thirds of the Interests of the Trust, or by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than two-thirds of such Interests, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of New York.

     10.6. Incorporation. Upon a Majority Interests Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                   ARTICLE XI
                                 Miscellaneous

     11.1. Certificate of Designation; Agent for Service of Process. The Trust shall file, in the Department of State of New York, a certificate, in the Trust name and signed by an officer of the Trust, designating the Secretary of the State of New York as an agent upon whom process in any action or proceeding against the Trust may be served.

     11.2. Governing Law. This Declaration is executed by the Trustees and delivered in the State of New York and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the State of New York and reference shall specifically made to the trust law of the State of New York as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trusts or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

     11.5. Provisions in Conflict With Law or Regulations.

          (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

          IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                   /s/ Cynthia J. Colitti
                                       as Trustee
                                       and not individually

                                       6 St. James Avenue
                                       Boston, Massachusetts


                                   /s/ Philip W. Coolidge
                                       as Trustee
                                       and not individually

                                       6 St. James Avenue
                                       Boston, Massachusetts


                                   /s/ Gail E. McHugh
                                       as Trustee
                                       and not individually

                                       6 St. James Avenue
                                       Boston, Massachusetts

Commonwealth of Massachusetts
Suffolk, SS
                                                               December 13, 1989

Then personally appeared the above-named Cynthia J. Colitti, Philip W. Coolidge, and Gail McHugh who severally acknowledged the foregoing instrument to be their free act and deed.

                                             /s/ Molly S. Mugler
                                             ----------------------------------
                                                 Molly S. Mugler
                                                 NOTARY PUBLIC

                                                 My commission expires 4/27/90